UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

Interplay Entertainment Corp.

(Exact name of registrant as specified in its charter)

Delaware 0-24363 33-0102707

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) file number) Identification No.)

1682 Langley Avenue, Irvine, California 92619

(Address of principal executive offices)

(Registrant's telephone number, including area code): (310) 432-1958

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On February 15, 2006, the Company engaged Jeffrey S. Gilbert Certified Public Accountant ("New Accountant '') to audit and review the Company's financial statements for the fiscal year ended December 31, 2005. The New Accountant has been engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with the Company's former accountant, Rose, Snyder and Jacobs, a corporation of certified public accountants (the "Former Accountant'').

The Former Accountant resigned effective February 15, 2006. The Former Accountant's reports in the Company's financial statements during its past fiscal year did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except for the qualification reflected in its going concern disclosure regarding the Company contained in its audit report for the fiscal year ended December 31, 2004, included with the Company's 10-K filed with the Securities and Exchange Commission on June 6, 2005. The decision to change accountants was recommended and approved by the Company's Audit Committee. During the fiscal year ended December 31, 2004 and through the date hereof, the Company did not have any disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Former Accountant's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

A letter from the Former Accountant addressed to the Securities and Exchange Commission was requested by the Company and was attached as Exhibit 16.1 to the Company's Form 8-K filed on February 16, 2006.

As previously reported on the Company's Form's 8-K filed on March 15, 2005 and Form 8-K/A filed on March 16, 2005, on March 11, 2005, the Company was informed by Squar, Milner, Reehl & Williamson, LLP ("Squar Milner") that Squar Milner was resigning as the Company's independent registered public accounting firm. Pursuant to Item 304(a) Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reported as follows:

(a) (i) Squar Milner informed the Company's audit committee on March 10, 2005 of their intention to resign as the Company's independent registered public accounting firm as of February 8, 2005.

(ii) During the years ended December 31, 2002 and 2003, the Company's consolidated financial statements did not contain any adverse opinion or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding an uncertainty as to the Company's ability to continue as a going concern.

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(iii) The resignation of Squar Milner was accepted and approved by the Company's audit committee of the Board of Directors on March 11, 2005.

(iv) During the years ended December 31, 2002 and 2003, and through March 11, 2005, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Squar Milner's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on the Company's consolidated financial statements for the years ended December 31, 2003 or 2002.

(v) During the years ended December 31, 2002 and 2003 and through March 11, 2005, there had been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except as follows:

In a letter to the Company dated February 8, 2005, but received by the Company on February 28, 2005, Squar Milner noted a material weakness in the Company's internal control over financial reporting during their interim review of the Company's unaudited consolidated financial statements as of September 30, 2004 and for the quarter then ended included in the Company's September 30, 2004 Form 10-Q, filed with the Securities and Exchange Commission on December 22, 2004. In such letter, Squar Milner cited the following:

Material weakness lack of sufficient accounting department personnel.

We noted that the Company began losing most of its personnel beginning in June 2004 through layoffs and resignations. Well before September 30, 2004, substantially all accounting department personnel, except for the controller, had departed the Company.

Additionally, most other Company personnel that the Company's accounting department interacts with to provide information necessary to produce timely and accurate financial statements had also departed the Company well before September 30, 2004. While we were able to overcome this internal control deficiency in order to complete our interim review, we believe that this internal control deficiency rises to the level of a material weakness in the financial reporting process for the Company."

The above letter was received subsequent to the Company's filing of its 10-Q for the quarterly period ended September 30, 2004, which was filed on December 22, 2004, but prior to the Company's filing of its 10-K for the fiscal year ended December 31, 2004, which was filed on June 3, 2005.

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As reported in the Company's Form 10-K/A filed on January 24, 2006, management of the Company did appoint a new Controller to take over the reporting duties from the previous Controller and hired additional accounting staff. The Company also took steps to remediate any material weakness by relocating to new offices, gathering archives and reinstalling all computer systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corp.

(Registrant)

DATE: March 20, 2006 By: /s/ Herve Caen

Herve Caen, CEO/Interim CFO